Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Arotech Corporation for the registration of 7,500,000 shares of its common stock pertaining to the Arotech Corporation 2004 Stock Option and Restricted Stock Purchase Plan of our report dated March 24, 2005, with respect to the consolidated financial statements and schedule of Arotech Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004 and our report dated April 21, 2005 with respect to Arotech Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Arotech Corporation as of December 31, 2004, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, each filed with the Securities and Exchange Commission.

                                       /s/ Kost, Forer, Gabbay & Kassierer
                                    --------------------------------------------
                                           Kost, Forer, Gabbay & Kassierer
                                           A Member of Ernst & Young Global


Tel-Aviv, Israel
May 16, 2005